                                                                   EXHIBIT 10.34

                              LOCKHEED CORPORATION

                     DIRECTORS' DEFERRED COMPENSATION PLAN

                                TRUST AGREEMENT

                              LOCKHEED CORPORATION

                     DIRECTORS' DEFERRED COMPENSATION PLAN

                                TRUST AGREEMENT


                               TABLE OF CONTENTS


                                                                                                                              Page
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
                                                              ARTICLE I
                                                                TITLE   . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

1.1 - Title . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

                                                              ARTICLE II
                                                             DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . .    3

2.1 - Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3

                                                             ARTICLE III
                                                            ADMINISTRATOR   . . . . . . . . . . . . . . . . . . . . . . . . .    4

3.1 - Committee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
3.2 - Committee Sole Responsibility . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
3.3 - Maintenance of Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
3.4 - Designation of Agents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5

                                                              ARTICLE IV
                                                            CONTRIBUTIONS   . . . . . . . . . . . . . . . . . . . . . . . . .    6

4.1 - Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6

                                                              ARTICLE V
                                                      INVESTMENT OF TRUST ASSETS  . . . . . . . . . . . . . . . . . . . . . .    7

5.1 - Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7

                                                              ARTICLE VI
                                                       PAYMENTS FROM TRUST FUND . . . . . . . . . . . . . . . . . . . . . . .    8

6.1 - Payments to Participants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
6.2 - Payments to the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
6.3 - Payments to Creditors of the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
6.4 - Trustee Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
6.5 - Committee Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
6.6 - Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
6.7 - Alienation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12





                                       i
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
                                                            ARTICLE VII
                                                   POWERS AND DUTIES OF TRUSTEE . . . . . . . . . . . . . . . . . . . . . .  14

7.1 - General Powers and Duties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
7.2 - Tender Offers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
7.3 - Records and Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
7.4 - Third Persons . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

                                                             ARTICLE VIII
                                                              INDEMNITY   . . . . . . . . . . . . . . . . . . . . . . . . .  18

8.1 - Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

                                                              ARTICLE IX
                                           RESIGNATION, REMOVAL AND SUBSTITUTION OF TRUSTEE . . . . . . . . . . . . . . . .  19

9.1 - Resignation and Removal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
9.2 - Successor Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

                                                              ARTICLE X
                                                      AMENDMENT AND TERMINATION   . . . . . . . . . . . . . . . . . . . . .  20

10.1 - Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
10.2 - Duration and Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
10.3 - Distribution Upon Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

                                                              ARTICLE XI
                                                            MISCELLANEOUS   . . . . . . . . . . . . . . . . . . . . . . . .  23

11.1 - Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
11.2 - Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
11.3 - Successors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
11.4 - No Contract  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
11.5 - Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
11.6 - Mutual Undertakings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
11.7 - Receipt or Release . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
11.8 - Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
11.9 - Masculine Gender Includes Feminine and Neuter  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25


                    LOCKHEED CORPORATION DIRECTORS' DEFERRED
                       COMPENSATION PLAN TRUST AGREEMENT

                 This Trust Agreement made as of the 26th day of November, 1990, between Lockheed Corporation, a Delaware corporation, hereinafter sometimes called the "Company" and First Interstate Bank, Ltd., hereinafter called the "Trustee", evidences the terms of a irrevocable trust for the benefit of Participants of the Deferred Compensation Plan for Directors of Lockheed Corporation (hereinafter called the "Plan").

                              W I T N E S S E T H:

                 WHEREAS, the Company wishes to establish a trust (hereinafter called the "Trust") and to transfer to the Trust assets which shall be held therein, subject to the claims of the Company's creditors in the event of the Company's insolvency, until paid to Participants or their Beneficiaries, or in certain circumstances the Company, in such manner and at such times as required under the Plan;

                 WHEREAS, the primary purpose of the Trust is to hold shares of common stock of the Company which are allocated to Participants' Stock Accounts under the Plan;

                 Now, THEREFORE, it is mutually understood and agreed as follows:

                                   ARTICLE I

                                     TITLE

1.1 - Title.

                 This Trust Agreement shall be known as the Lockheed Corporation Directors' Deferred Compensation Plan Trust.

                                   ARTICLE II

                                  DEFINITIONS

2.1 - Definitions.

                 All of the definitions set forth in Article II of the Plan are hereby incorporated by this reference.

                                  ARTICLE III

                                 ADMINISTRATOR

3.1 - Committee.

                 The Committee designated by the Plan as the Administrator of the Plan has the rights, powers, duties, responsibilities, discretion and immunities set forth in the Plan. However, a member of the Committee shall not vote upon or sign directions relating to any matter which relates solely to such person as a Participant. The Company shall notify the Trustee in writing of the names of the members of the Committee, including the persons acting as Chairman, Secretary and Assistant Secretary, and of any change in the identity of the members of the Committee. Until so notified of such a change, the Trustee shall act upon the direction of the members of the Committee last designated by the Company in writing.

3.2 - Committee Sole Responsibility.

                 The Committee shall have sole responsibility for the exercise of its rights and duties as set forth in Article IX of the Plan, specifically including the timing and amount of distributions from the Trust to the Participants or their Beneficiaries and the Company.

3.3 - Maintenance of Records.

                 The Committee shall have the sole duty and responsibility to maintain individual Participant records and to prepare and file all reports and other information required by any federal or state law or regulations relating to the Trust and the Trust assets. Notwithstanding the foregoing, the Trustee shall have the sole duty and responsibility to prepare and timely file annual reports pursuant to Section 16 of the Securities Exchange Act of 1934.

3.4 - Designation of Agents.

                 The Committee shall in its sole discretion have the right to appoint such agents as it may deem necessary to carry out its duties pursuant to the provisions of the Plan and this Trust.

                                   ARTICLE IV

                                 CONTRIBUTIONS

4.1 - Contributions.

                 The Company shall contribute to the Trust an amount equal to the Deferred Compensation which a Participant elects to have invested in Stock. The Trustee shall receive all such contributions, and all contributions so received, together with the income therefrom and any increment thereon, shall be held, managed and administered by the Trustee as a single Trust pursuant to the terms of this Agreement for the Company without distinction between principal and income. The Trustee shall have no duty to require any contributions to be made to the Trust by the Company and shall have no duty or authority to compute any amount to be paid to the Trust by the Company nor to determine whether the amounts received by the Trust comply with the Plan or to determine that the assets of the Trust are adequate to provide any benefits payable pursuant to the Plan.

                                   ARTICLE V

                           INVESTMENT OF TRUST ASSETS

5.1 - Investments.

                 All contributions received by the Trustee shall be used to purchase shares of Stock in accordance with instructions from the Committee. Any amounts which are insufficient to purchase a share of Stock shall be invested by the Trustee in units or shares of mutual funds invested only in direct obligations of the United States of America or obligations unconditionally and fully guaranteed as to principal and interest by the United States of America until further contributions are received which, when added to such amounts, are sufficient to purchase a share of Stock.

                                   ARTICLE VI

                            PAYMENTS FROM TRUST FUND

6.1 - Payments to Participants.

                 (a) All payments from the Trust to Participants (or their Beneficiaries) shall be made by the Trustee in such manner, at such times and in such amounts as the Committee shall direct, and the Trustee shall be under no duty to make inquiry as to whether any distribution directed by the Committee is made pursuant to the provisions of the Plan.

                 (b) The Trustee may deduct from any such payment any federal, state, or local taxes required by law to be withheld by the Trustee.

6.2 - Payments to the Company.

                 (a) The Trust is intended to be a grantor trust within the meaning of Section 671 of the Internal Revenue Code of 1986, as amended (the "Code"), and all interest and cash dividends earned on the investment of Trust assets shall be the property of the Company and shall not constitute a part of the Trust assets. The interest and cash dividends earned in any calendar year on amounts held in the Trust shall be paid over to the Company by the Trustee as promptly as practicable after the end of each calendar year. Shares obtained due to stock dividends or stock splits shall be held as Trust assets until distribution or other disposition is directed by the Committee.

                 (b) In the event that a Participant directs that amounts credited to his Stock Account be transferred to his Cash Account, the Committee shall direct the Trustee to sell that number of shares of Stock which is equal to the number of shares to be transferred from the Participant's Stock Account to his Cash Account and to distribute the proceeds of such sale to the Company.

                 (c) The Trustee shall sell Stock and distribute the proceeds of sales of Stock in such manner, at such times and in such amounts as the Committee shall direct, and the Trustee shall be under no duty to make inquiry as to whether any such sale or distribution directed by the Committee is made pursuant to the provisions of the Plan.

6.3 - Payments to Creditors of the Company.

                 (a) It is the intent of the parties hereto that the Trust assets are and shall remain at all times subject to the claims of the general creditors of the Company. Accordingly, the Company shall not create a security interest in the Trust assets in favor of the Participants or any creditor. If the Trustee receives the notice provided for in Section 6.3(b) hereof, or otherwise receives actual notice provided for in Section 6.3(b) hereof, the Trustee shall make no further distributions of the Trust Corpus to any of the Participants but shall deliver the entire amount of the Trust assets only as a court of competent jurisdiction, or duly appointed receiver or other person authorized to act by such a court, may direct to make the Trust assets available to satisfy the claims of the Company's general creditors. The Trustee shall resume distribution of Trust assets to the Participants under the terms hereof, upon no less than thirty (30) days' advance notice to the Company, if it determines that the Company was not, or is no longer, bankrupt or insolvent. Unless the Trustee in its Trust Department has actual knowledge of the Company's bankruptcy or insolvency the Trustee shall have no duty to inquire whether the Company is bankrupt or insolvent.

                 (b) Notification of Bankruptcy or Insolvency. The Company, through its Board of Directors and Chief Executive Officer, shall advise the Trustee promptly in writing of the Company's bankruptcy or insolvency. The Company shall be deemed to be bankrupt or insolvent upon the occurrence of any of the following:

                          (i) The Company shall make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver, liquidator, sequestrator, or any trustee for it or a substantial part of its assets, or shall commence any case under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction (federal or state), whether now or hereafter in effect; or if there shall have been filed any such petition or application, or any such case shall have been commenced against it, in which an order for relief is entered or which remains undismissed; or the Company by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or case or order for relief or to the appointment of a custodian, receiver or any trustee for it or any substantial part of any of its property, or shall suffer any such custodianship, receivership, or trusteeship to continue undischarged; or

                          (ii) The Company shall generally not pay its debts as such debts become due or shall cease to pay its debts in the ordinary course of business.

6.4 - Trustee Expenses.

                 The Trustee shall be paid reasonable fees (as outlined in the attached Fee Schedule) and shall be reimbursed for its reasonable expenses that are necessary and incident to the administration of the Trust. Such expenses shall include counsel fees, if any, incurred by Trustee for the purpose of determining its responsibilities under the Trust. All such expenses and fees shall be paid to the Trustee, or to a third party on behalf of the Trustee, directly by the Company and not from the assets of the Trust.

6.5 - Committee Expenses.

                 Expenses and fees of the Committee or Company for the administration of the Plan and services in relation thereto for legal and accounting and other similar expenses shall be paid by the Company and not from the assets of the Trust.

6.6 - Taxes.

                 The Trustee shall not be liable for any real and personal property taxes, income taxes and other taxes of any kind levied or assessed under existing or future laws against the Trust assets. Such taxes shall be paid directly by the Company and not from the assets of the Trust.

6.7 - Alienation.

                 The benefits, proceeds, payments or claims of Participants (or their Beneficiaries) payable from the Trust assets shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, garnish, levy or otherwise dispose of or execute upon any right or benefits payable hereunder shall be void. The Trust assets shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any Participant (or Beneficiary) entitled to benefits hereunder and such benefits shall not be considered an asset of the Participant (or Beneficiary) in any event, including the Participant's (or Beneficiary's) insolvency or bankruptcy.

                                  ARTICLE VII

                          POWERS AND DUTIES OF TRUSTEE

7.1 - General Powers and Duties.

                 The Trustee shall have all powers necessary to administer the Trust, including, but not by way of limitation the following powers:

                 (a) To hold, invest and reinvest the principal or income of the Trust in stock as described in Section 5.1;

                 (b)      To make payments as directed by the Committee;

                 (c) To cause property of the Trust to be issued, held or registered in the name of the Trustee or in the name of its nominee, or in the name of a depository or the nominee of such depository, or in such form that title will pass by delivery, provided the records of the Trustee shall at all times indicate the true ownership of such property;

                 (d)      To independently vote the Stock held by the Trustee;
         and

                 (e) Generally, to do all such acts, execute all such instruments, take all such proceedings, and exercise all such rights and privileges with relation to the property constituting the Trust as if the Trustee were the absolute owner thereof.

                 In addition to the above powers, the Trustee shall have such additional powers as may now or hereafter be conferred upon the Trustee by law or as may be necessary to enable the Trustee to administer this Trust in accordance with the provisions of this Trust and the Plan, subject to the direction of the Committee and any limitation thereof that may be provided for herein.

7.2 - Tender Offers.

                 (a) Application. In the event of any transaction which is evidenced by the filing of a Statement on Schedule 14D-1 with the Securities and Exchange Commission or in the event of any other similar transaction (a "Tender Offer"), then, notwithstanding any provision of the Trust Agreement to the contrary, the provisions of this Section 7.2 shall apply.

                 (b) Special Provisions. In the event of a Tender Offer, the Committee shall seek confidential written instructions from each Participant as to whether the Stock allocated to the Participant's Stock Account under the Plan should be tendered. If a Participant does not submit instructions to the Committee, the Participant shall be deemed to have elected not to have the shares credited to such Participant's Stock Account tendered. The Committee shall instruct the Trustee whether or not to tender shares of Stock, and the number of shares of Stock, if any, to be tendered in accordance with the Participants' elections.

7.3 - Records and Reports.

                 (a) The Trustee shall keep and maintain such accounts and records as it shall deem necessary and proper to record each of its transactions with respect to the administration of the Trust and permit inspection of such account, records, and assets of the Trust by a duly authorized representative of the Company or the Committee at any time during usual business hours.

                 (b) Within a reasonable period of time following the close of each Plan Year, and at such other times as may be requested by the Committee, the Trustee shall file with the Committee a written report containing a valuation of the assets of the Trust (at both their book and fair market value as of the close of the Plan Year) and such other information as is requested by the Committee with respect to the transactions effected by the Trustee during such Plan Year or other period.

                 (c) The Trustee shall make such periodic or special reports to the Committee as the Trustee shall deem necessary and proper or as the Committee may reasonably request.

                 (d) The Committee shall promptly notify the Trustee in writing of its approval or disapproval of the Trustee's written report. The Committee's failure to disapprove the report within sixty days after its receipt shall be considered an approval. The approval shall be binding as to all matters embraced in this statement to the same extent as if the account of the Trustee had been settled by judgement or decree of a court of competent jurisdiction under which the Trustee and all persons having or claiming any interest in the Trust were parties; provided, however, that the Trustee may have its account judicially settled if so desired. The Company shall not be liable to any person for approving, disapproving or failing to approve any statement of account rendered by the Trustee.

7.4 - Third Persons.

                 A third person dealing with the Trustee shall not be required to make any inquiry as to whether the Company or the Committee has instructed the Trustee, or the Trustee is otherwise authorized, to take or omit any action, and shall not be required to follow the application by the Trustee of any money or property which may be paid or delivered to the Trustee.

                                  ARTICLE VIII

                                   INDEMNITY

8.1 - Indemnity.

                 Except in the case of liabilities and claims arising out of the Trustee's willful misconduct or gross negligence, the Company shall indemnify and hold the Trustee harmless from and against all liabilities and claims (including reasonable attorney's fees and expenses in defense thereof) arising out of or in any way connected with the Plan or the Trust fund or the management, operation, administration or control thereof and based in whole or in part on:

                 (1) Any act or inaction of the Company (which term includes, in this paragraph, any actual or ostensible agent of the Company); or

                 (2) Any act or inaction of the Trustee resulting from the absence of proper directions hereunder, or in accordance with any directions, purported or real, from the Company, whether or not proper hereunder, if relied upon in good faith by the Trustee.

                                   ARTICLE IX

                RESIGNATION, REMOVAL AND SUBSTITUTION OF TRUSTEE

9.1 - Resignation and Removal.

                 The Trustee may be removed by the Committee at any time by delivery of written notice of such action to the Trustee. The Trustee may resign at any time by delivering to the Committee a written notice of resignation, to take effect on a date specified therein, which shall be not less than 30 days after the delivery thereof, unless such notice shall be waived by the Company. Within 30 days after such removal or resignation of the Trustee, the Trustee shall file with the Committee a written report and account containing information similar to that required to be set forth in the annual report provided for herein.

9.2 - Successor Trustee.

                 Upon removal or resignation of the Trustee, the Committee shall designate a successor Trustee to act hereunder, which shall have the same powers and duties as those conferred upon the Trustee. Upon such designation, and upon the written acceptance of the successor Trustee, the Trustee shall assign, transfer and pay over to such successor Trustee the assets of the Trust.

                                   ARTICLE X

                           AMENDMENT AND TERMINATION

10.1 - Amendment.

                 The Committee shall have the right to amend (but not terminate) the Trust from time to time and to amend further or cancel any such amendment. Any amendment shall be stated in an instrument in writing executed by the Company and Trustee, and this Trust Agreement shall be amended in the manner and at the time therein set forth, and the Company and Trustee shall be bound thereby; provided, however:

                 (a) No amendment shall have any retroactive effect so as to deprive any Participant of any benefit already accrued or create a reversion of Trust assets to the Company except as already provided in this Trust Agreement, other than such changes, if any, as may be required in order for the Trust to be considered a component of an unfunded deferred compensation plan;

                 (b)      No amendment shall make the Trust revocable and;

                 (c) No amendment shall increase the duties or liabilities of the Trustee without its consent.

10.2 - Duration and Termination.

                 This Trust shall not be revocable and shall continue until the earliest of (a) the accomplishment of the purpose for which it was created, (b) the exhaustion of all appeals of a final determination of a court of competent jurisdiction that the interest in the Trust of Participants is includable for federal income tax purposes in their gross income without such determination having been reversed (or the earlier expiration of the time to appeal), (c) if required to comply with California rules regulating the maximum length for which trusts may be established, the expiration of twenty years and six months after the death of the last surviving Participant who is living and is a Participant on the date this Trust is established, (d) a determination of the Board of Directors to terminate the Trust because the applicable law requires it to be amended in a way that could make it taxable as a separate entity and failure to so amend the Trust would subject the Company to material penalties, or (e) a determination of the Board of Directors to terminate the Trust because the Board of Directors concludes, after consulting with legal counsel, that judicial authority or the opinion of the U.S. Department of Treasury (as expressed in its proposed or final regulations, revenue rulings, private letter rulings, notices, or similar administrative announcements) creates a significant possibility that the Trust will not be considered a component of an unfunded deferred compensation plan.

10.3 - Distribution Upon Termination.

                 Upon termination of this Trust, the Trustee shall liquidate the Trust Fund and, after its final account has been settled as provided in
Section 7.3, shall distribute the net balance thereof to the Company. Upon making such distribution, the Trustee shall be relieved from all further liability. The powers of the Trustee hereunder shall continue so long as any assets of the Trust fund remain in its hands.

                                   ARTICLE XI

                                 MISCELLANEOUS

11.1 - Captions.

                 Captions are for reference only and shall not be deemed part of the context of this Trust Agreement.

11.2 - Governing Law.

                 This Trust Agreement and the Trust hereby created shall be construed, administered and governed in all respects under applicable federal law, and to the extent that federal law is inapplicable, under the laws of the State of California; provided, however, that if any provision is susceptible to more than one interpretation, such interpretation shall be given thereto as is consistent with the Trust being classified as a grantor trust as defined in Sections 671, et seq. of the Internal Revenue Code of 1986, as amended, and a component of an unfunded deferred compensation plan.

11.3 - Successors.

                 This Trust Agreement shall be binding upon, and the powers herein granted to the Company, the Committee and the Trustee, respectively, shall be exercisable by, the respective successors and assigns of the Company, the Committee and the Trustee.

11.4 - No Contract.

                 This Trust Agreement shall not in any way be deemed to be a contract between the Company and any Participant.

11.5 - Severability.

                 If any provision of this Trust is invalid or unenforceable, this shall not affect any other provision of this Trust Agreement.

11.6 - Mutual Undertakings.

                 All parties to this Trust Agreement and all persons claiming an interest in this Trust agree to perform all acts necessary to carry out the Trust as specified herein.

11.7 - Receipt or Release.

                 Any payment to a Participant or Beneficiary in accordance with the provisions of the Plan or Trust shall, to the extent thereof, be in full satisfaction of all claims against the Trustee and the Company, and the Trustee may require such

Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.

11.8 - Notices.

                 All directions, notices, and other communications from the Committee and the Company to the Trustee shall be in writing and signed by the Committee, a majority of its members or a person authorized to sign on behalf of the Committee, and, as to the Company, certified by an officer of the Company, except as otherwise expressly provided herein.

11.9 - Masculine Gender Includes Feminine and Neuter.

                 As used in this Trust Agreement, the masculine shall include the feminine and neuter genders.

                 IN WITNESS WHEREOF, the parties have executed this Trust Agreement or caused it to be executed by their duly authorized officers, as of the date first above written.

                                           LOCKHEED CORPORATION


                                           By /s/  WALTER E. SKOWRONSKI
                                              ---------------------------------
                                                   Walter E. Skowronski
                                           Title:  Vice President and Treasurer


                                           By /s/  WILLIAM VINSON
                                              ---------------------------------
                                                   William Vinson
                                           Title:  Vice President-Secretary



                                           FIRST INTERSTATE BANK, LTD., TRUSTEE


                                           By /s/  E. WEISE
                                              ---------------------------------
                                                   E. Weise
                                           Title:  Vice President


                                           By /s/
                                              ---------------------------------

                                           Title:  Vice President

                             First Amendment to the
                        Lockheed Corporation Directors'
                   Deferred Compensation Plan Trust Agreement




                 Lockheed Corporation, a Delaware corporation (the "Company"), and First Interstate Bank of California, successor to First Interstate Bank, Ltd. (the "Trustee"), adopt the following amendment to the Lockheed Corporation Directors' Deferred Compensation Plan Trust Agreement (the "Trust Agreement") effective October 1, 1993:

         1) The third paragraph of the Preamble is amended by replacing the phrase "Participants' Stock Accounts" with the phrase "Participants' Elective Stock Accounts and Stock Retainer Accounts".

         2) In Section 3.2, the reference to Article IX is replaced with a reference to Article X.

         3)      The word "annual" is deleted from Section 3.3.

         4) The first sentence of Section 4.1 is amended to read as follows:

                          "The Company shall contribute to the Trust an amount equal to the Deferred Compensation which is to be invested in Stock".

         5) In Section 5.1 the phrase "instructions from the Committee" is replaced with the phrase "the Plan".

         6)      Section 6.2(b) is amended to read as follows:

                          "(b) In the event that a Participant directs that amounts credited to his Elective Stock Account be transferred to his Cash Account, the Committee shall notify the Trustee, which shall sell that number of shares of Stock which is equal to the number of Shares to be transferred from the Participant's Elective Stock Account to his Cash Account and to distribute the proceeds of such sale to the Company."

         7)      Section 7.2(b) is amended to read as follows:

                          "(b) Special Provisions. In the event of a Tender Offer, the Trustee shall seek confidential written instructions from each Participant as to whether the Stock allocated to the Participant's Accounts under the Plan should be tendered. If a

                          Participant does not submit instructions, the Participant shall be deemed to have elected not to have the shares credited to such Participant's Accounts tendered. The Trustee shall tender or not tender Stock in accordance with the Participants' elections."

         8) The first sentence of Section 10.3 is amended to read as follows:

                          "Upon termination of this Trust, the Trustee shall liquidate all Participant Elective Stock Accounts and, after its final account has been settled as provided in Section 7.3, shall (i) distribute the net cash balance in such Elective Stock Accounts to the Company and (ii) distribute the net balance of cash and/or shares of Stock in each Participant's Stock Retainer Account to the appropriate Participant".


                 IN WITNESS WHEREOF, the parties have executed this Amendment Number 1 as of the 1st day of October, 1993.


                                           LOCKHEED CORPORATION


                                        By /s/  CAROL R. MARSHALL
                                           -----------------------------------
                                             Name:  Carol R. Marshall
                                             Title: Vice President - Secretary


                                        By /s/  WALTER E. SKOWRONSKI
                                           -----------------------------------
                                             Name:  Walter E. Skowronski
                                             Title: Vice President & Treasurer



                                           FIRST INTERSTATE BANK OF
                                           CALIFORNIA, TRUSTEE


                                           By /s/  E. WEISE
                                           -----------------------------------
                                              Name:  E. Weise
                                              Title: Vice President

                                           By /s/  DANA SKAAR
                                           -----------------------------------
                                              Name:  Dana Skaar
                                              Title: Assistant Vice President

                            SECOND AMENDMENT TO THE
                        LOCKHEED CORPORATION DIRECTORS'
                   DEFERRED COMPENSATION PLAN TRUST AGREEMENT


                 Lockheed Corporation, a Delaware corporation, and First Interstate Bank of California, successor to First Interstate Bank, Ltd. (the "Trustee"), adopt the following amendment to the Lockheed Corporation Directors' Deferred Compensation Plan Trust Agreement effective January 1, 1994:

         1) In Section 3.2, the reference to Article X is replaced with a reference to Article IX.

         2)      The following sentence is added at the end of Section 5.1:

                          "Notwithstanding the foregoing, the Trustee shall purchase Stock only during a Stock Acquisition Period."

         3) Section 6.2(b) is deleted in its entirety and existing Section 6.2(c) is renumbered as 6.2(b).

         4) The first sentence of Section 10.3 is amended to read as follows:

                          "Upon termination of this Trust, and after its final account has been settled as provided in Section 7.3, the Trustee shall distribute the Trust assets as set forth in the Plan."

                 IN WITNESS WHEREOF, the parties have executed this Amendment Number 2 as of the 27th day of May, 1994.


LOCKHEED CORPORATION                       FIRST INTERSTATE BANK OF
                                           CALIFORNIA, TRUSTEE


By /s/  CAROL R. MARSHALL                           By /s/  E. WEISE
   -------------------------------                     ----------------------
Name:  Carol R. Marshall                            Name:  E. Weise
Title: Vice President-                              Title: Vice President
       Secretary

By /s/  WALTER E. SKOWRONSKI                        By /s/ DANA L. SKAAR
   -------------------------------                     ----------------------
     Name:  Walter E. Skowronski                    Name:  Dana L. Skaar
     Title: Vice President-                         Title: Assistant Vice
            & Treasurer                                    President